As filed with the Securities and Exchange Commission on February 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IKANOS COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47669 Fremont Boulevard Fremont, CA 94538	73-1721486
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

2004 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Omid Tahernia

President and Chief Executive Officer

Ikanos Communications, Inc.

47669 Fremont Boulevard

Fremont, CA 94538

(Name and address of agent for service)

Copies to:

Allison Leopold Tilley, Esq.	Andrew S. Hughes, Esq.
Pillsbury Winthrop Shaw Pittman LLP	Chief Legal Officer
2550 Hanover Street	Ikanos Communications, Inc.
Palo Alto, CA 94304	47669 Fremont Boulevard
Fremont, California 94538

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable under Ikanos’ Amended and Restated 2004 Equity Incentive Plan	3,000,000 shares	$0.87	$2,610,000	$336
Common Stock, par value $0.001 per share, issuable under Ikanos’ 2004 Employee Stock Purchase Plan	1,500,000 shares	$0.87	$1,305,000	$168
Total Registration Fee	N/A	N/A	N/A	$504

(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of Common Stock as reported on the The NASDAQ Capital Market on February 25, 2014.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT TO

GENERAL INSTRUCTION E TO FORM S-8

General Instruction E

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission, or the SEC, on March 1, 2013 (333-186997), February 24, 2012 (File No. 333-179679), March 30, 2011 (File No. 333-173183), March 26, 2010 (File No. 333-165735), March 11, 2009 (File No. 333-157842), January 28, 2008 (File No. 333-148896), February 5, 2007 (File No. 333-140455), June 20, 2006 (333-135167) and September 28, 2005 (File No. 333-128645) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents and information previously filed with the SEC by the Registrant are incorporated by reference herein:

1.	Registrant’s Annual Report on Form 10-K (File No. 000-51532) for the fiscal year ended December 29, 2013.

2.	Registrant’s Current Report on Form 8-K (File No. 000-51532) filed on January 31, 2014.

3.	The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A (File No. 000-51532) filed with the SEC on September 19, 2005 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including all material incorporated by reference therein and any subsequently filed amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8.	Exhibits

Exhibit Number	Document

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (see page 3).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 28th day of February, 2014.

IKANOS COMMUNICATIONS, INC.

By:	/s/ Omid Tahernia
Omid Tahernia
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Bencala and Andrew S. Hughes, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-facts and agents, or his substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ Omid Tahernia	President, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2014
Omid Tahernia

/s/ Dennis Bencala Dennis Bencala	Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)	February 28, 2014

/s/ Diosdado Banatao	Chairman of the Board and Director	February 28, 2014
Diosdado Banatao

Director
Jason W. Cohenour

/s/ Danial Faizullabhoy	Director	February 28, 2014
Danial Faizullabhoy

/s/ Frederick M. Lax	Director	February 28, 2014
Frederick M. Lax

/s/ George Pavlov	Director	February 28, 2014
George Pavlov

/s/ James Smaha	Director	February 28, 2014
James Smaha

INDEX TO EXHIBITS

Exhibit Number	Document

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (see page 3).